ASSIGNMENT AGREEMENT


         THIS ASSIGNMENT AGREEMENT ("Assignment") is made and entered into as of the 10th day of January, 1996, by and between EDITEK, INC., a Delaware corporation ("Purchaser"), MEDTOX LABORATORIES, INC., a Minnesota corporation ("Seller"), and PSYCHIATRIC DIAGNOSTIC LABORATORIES OF AMERICA, INC., a Delaware corporation ("Assignee").

         WHEREAS, Seller and Purchaser are parties to that certain Asset Purchase Agreement dated as of July 1, 1995, and that certain Amendment Agreement dated as of January 2, 1996, pursuant to which Purchaser agreed to purchase and Seller agreed to sell substantially all of the assets of Seller (collectively, the "Purchase Agreement"); and

         WHEREAS, Purchaser desires to assign to Assignee, Assignee has agreed to assume and Seller desires to consent to the assignment of, Purchaser's rights under the Purchase Agreement under the terms and conditions set forth herein; and

         WHEREAS, Assignee is an Affiliate of Purchaser (as such term is contemplated in the Purchase Agreement) of Purchaser; and

         WHEREAS, the assignment effected hereby is permitted under Section 13.3 of the Purchase Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Assignment. Purchaser hereby assigns and transfers to Assignee, Purchaser's rights to purchase assets pursuant to the terms of the Purchase Agreement.

         2. Acceptance of Assignment. Assignee hereby accepts the rights being assigned hereby and assumes all responsibilities and obligations of Purchaser as set forth in the Purchase Agreement. Assignee hereby covenants and agrees to perform all terms and conditions contained in the Purchase Agreement.

         3.  Non-Release  of  Purchaser.  In accordance  with the  provisions of
Section 13.3 of the Purchase Agreement, Purchaser agrees that the assignment to Assignee of its rights under the Purchase Agreement shall not operate to release Purchaser from any liability to Seller under the Purchase Agreement, and Purchaser shall remain obligated to perform all terms and conditions and shall remain liable for all indemnification obligations contained in the Purchase Agreement required to be performed by Purchaser.



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         4. Seller's Consent. Seller hereby consents to the foregoing assignment on the terms and conditions set forth herein, and in connection therewith, agrees to treat Assignee for all purposes as Purchaser under the Purchase Agreement and to take whatever action may be necessary to transfer Seller's assets to Assignee, including without limitation, executing or causing the execution of deeds, assignments, consents and other similar documents in the name of Assignee.

         5. Additional Party. By execution of this Assignment, Assignee shall become a party to the Purchase Agreement and shall hereafter be bound by the terms and conditions thereof.

         6. Warranties of Purchaser. Purchaser warrants and represents to Assignee as follows: (a) the Purchase Agreement is in full force and effect; (b) neither the Purchase Agreement nor any of the obligations, duties and responsibilities of the Purchaser or Seller thereunder have been amended, modified or altered in any manner other than as reflected in the Amendment Agreement; and (c) there exists no circumstance, condition or act of default which would entitle or permit Seller to terminate the Purchase Agreement or to abridge any rights of Purchaser thereunder or exercise any remedies for default.

         7. Binding Effect. This Assignment shall be binding upon successors and assigns of the parties. The parties shall execute and deliver such further and additional instruments, agreements and other documents as may be necessary to evidence or carry out the provisions of this Assignment.

         8. Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         9. Governing Law; Interpretation. The execution and performance of this Assignment shall be governed by the substantive laws of the State of Minnesota, without giving effect to the provisions thereof relating to conflicts of law. Unless otherwise defined herein, capitalized terms shall have the meanings given to them under the Purchase Agreement.

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         IN WITNESS  WHEREOF,  the parties hereto have executed this  Assignment effective as of the day and year first above written.

                               PURCHASER:

                              EDITEK, INC.


ATTEST:                                 By: _______________________________
                                        Title: ____________________________
[SEAL]


----------------------
  Secretary

                                 SELLER:

                                        MEDTOX LABORATORIES, INC.


ATTEST:                                 By: _______________________________
                                        Title: ____________________________
[SEAL]


----------------------
  Secretary

                                ASSIGNEE:

                                        PSYCHIATRIC DIAGNOSTIC LABORATORIES OF
                                          AMERICA, INC.


ATTEST:                                 By: _______________________________
                                        Title: ____________________________
[SEAL]


---------------------
  Secretary






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